Exhibit 99.1

SmartRent Announces CEO Transition Plan

Lucas Haldeman Steps Down as CEO and Resigns from Board

Board of Directors Forms Operating Committee to Oversee Company’s Operations

Management Committee of Current SmartRent Executives to Guide Company on Interim Basis

Company Suspends Full-Year 2024 Outlook

Scottsdale, Ariz., July 30, 2024 – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart communities and smart operations solutions for the rental housing industry, today announced a CEO transition plan under which Lucas Haldeman has stepped down from his position as Chief Executive Officer and resigned from the Board of Directors, effective July 29, 2024. John Dorman, the Board’s lead independent director, has been appointed Chairman of the Board, and the Board has formed a Management Committee of current executives to guide the Company through the transition period. The Board has initiated a search to identify the next CEO of SmartRent and is working with a leading executive search firm to assist in the process of identifying and evaluating candidates.

“SmartRent is a market leader with an outstanding suite of products, technology and services that provide enormous value to our customers,” said Dorman. “The Company successfully developed and deployed a range of products and services that customers love and depend on because of the way they streamline operations, reduce costs, protect assets, and provide convenience and an overall improved resident experience.”

Dorman continued, “SmartRent has a leading market position in a large addressable market, proven product quality, deep customer loyalty, and significant growth potential in penetrating our existing customer base, which owns and/or manages over seven million rental units. The Board is working with the talented team at the Company to capitalize on these unique strengths and create long-term value for our shareholders. On behalf of the full Board, I want to thank Lucas for his dedication to SmartRent, which he founded, took public, and built into the innovator and leader in smart home technology it is today. As we scale and mature the Company into a new phase of growth, the Board decided that SmartRent will benefit from a CEO with a different skill set and fresh perspective.”

The Management Committee is composed of Chief Financial Officer Daryl Stemm, Executive Vice President of Human Resources Heather Auer, Executive Vice President of Operations Wyron Bobis, Co-Founder and Chief Technology Officer Isaiah DeRose-Wilson, Chief Legal Officer Kristen Lee and Chief Marketing Officer Robyn Young. Daryl Stemm will act as Principal Executive Officer of SmartRent on an interim basis. The Management Committee will report to John Dorman as Chairman of the Board. Additionally, the Board has formed an Operating Committee of the Board chaired by Frank Martell and composed of Alison Dean, Ann Sperling, and Fred Tuomi. The Operating Committee will serve under the direction of the Board and oversee the Company’s operations. The Board is also working with Morgan Stanley & Co. LLC as part of an ongoing financial review focusing on shareholder value. Additionally, the Company is recruiting a new head of sales to reinvigorate and refocus the sales strategy and drive further growth across existing and new customers.

Exhibit 99.1

Preliminary Second Quarter 2024 Results

On a preliminary basis, the Company expects second quarter 2024 Total Revenue of $48.5 million, a decrease of 9% from the same period last year and slightly below the guidance range of $49 million to $55 million. The Company expects a Net Loss in the second quarter of $4.6 million, a 55% improvement year over year. Adjusted EBITDA is expected to be $0.9 million for the quarter, above the guidance range of $(0.5) million to $0.5 million. SaaS Revenue is expected to be $12.8 million for the quarter, an increase of 32% over the same period last year.

Full-Year 2024 Outlook

In light of the pending CEO transition, the scaling back of SmartRent’s channel partner program and continued, increasing market headwinds, including known and anticipated customer capital spending delays, the Company is suspending its previous guidance for full-year 2024. The Company advises investors they should not rely on the outlook previously provided by management.

The Company will hold a conference call on August 7, 2024, to discuss second quarter 2024 financial results (details below).

Date: Wednesday, August 7, 2024

Time: 11:30 a.m. ET

Dial-in: To access the conference call via telephone, please register here to be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time.

Webcast: A live and archived webcast of the conference call will be accessible from the Events and Presentations section of the Company’s Investor Relations website at https://investors.smartrent.com.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption and more. The company’s differentiators – purpose-built software and hardware, and end-to-end implementation and support – create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, statements regarding the Company’s executive transition, expected growth, prospects and strategies, expected Total Revenue, Adjusted EBITDA, Net Loss and SaaS Revenue for the second quarter, and other future events. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, the Company’s executive

Exhibit 99.1

transition, expected growth, prospects, strategies and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release, including EBITDA and Adjusted EBITDA. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, non-recurring warranty provisions, asset impairment, loss on extinguishment of debt, non-recurring expenses in connection with acquisitions, severance charges, and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. We define EBITDA as net income or loss computed in accordance with GAAP before interest income/expense, income tax expense and depreciation and amortization.

EBITDA and Adjusted EBITDA may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

Exhibit 99.1

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

PRELIMINARY UNAUDITED

For the three months ended June 30, 2024
(dollars in thousands)
Net loss	$ (4,605)
Interest income, net	(2,290)
Income tax expense	68
Depreciation and amortization	1,585
EBITDA	(5,242)
Stock-based compensation	3,284
Impairment of investment in non-affiliate	2,250
Non-recurring warranty provision	463
Other acquisition expenses	117
Other non-operating expenses	30
Adjusted EBITDA	$ 902

Investor Contact

Kelly Reisdorf

Head of Investor Relations investors@smartrent.com

Media Contact

Amanda Chavez

Senior Director, Corporate Communications media@smartrent.com